HALE AND DORR LLP
                                 60 STATE STREET
                                BOSTON, MA 02109
                                 (617) 526-6000

                                                               January 6, 1998



Iomega Corporation
1821 West Iomega Way
Roy, Utah 84067

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission, relating to the registration of $10,000,000 of deferred compensation obligations (the "Obligations"), which will represent unsecured obligations of Iomega Corporation (the "Registrant"), in accordance with the terms of the Iomega Corporation Nonqualified Deferred Compensation Plan (the "Plan").

         We have examined the Restated Certificate of Incorporation and the By-Laws of the Registrant and all amendments thereto and the Plan and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings of the directors of the Registrant, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         In examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as conformed, facsimile or photostatic copies, (iii) the authenticity of the originals of such latter documents and (iv) the legal competence of all individual signatories. We have not made any investigation of the laws of any jurisdiction other than the state laws of the Commonwealth of Massachusetts, the federal laws of the United States and the Delaware General Corporation Law statute, and we are opining herein solely with respect to the state laws of the Commonwealth of Massachusetts, the federal laws of the United States and the Delaware General Corporation Law statute. To the extent that the laws of any other jurisdiction govern the agreements, matters or transactions as to which we are opining herein, we have assumed, with your permission, that such laws are identical to those of the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct. We are expressing no opinion


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herein as to compliance by the Registrant  with the state or federal  securities laws, or with state or federal antifraud laws. Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, and (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnity provision that indemnifies any person against damages arising from its own negligence or misconduct or as to any provision which provides indemnification or contribution in respect of damages relating to violation of securities laws.

         Based upon and subject to the foregoing, we are of the opinion that when issued by the Registrant in the manner provided in the Plan, the Obligations will be valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with their terms.

         This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. Except as specifically provided below, this opinion is solely for your benefit in connection with the Registration Statement and may not be quoted or relied upon by any other person or used for any other purpose, without our prior written consent.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                         Very truly yours,

                                                         /s/Hale and Dorr LLP
                                                         HALE AND DORR LLP